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                                                                    EXHIBIT 8.02


                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]



                                        April 4, 1997



Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas  76102

Gentlemen:

        We have acted as special tax counsel to Crescent Real Estate Equities Company ("Crescent Equities") in connection with the registration statement on Form S-3, No. 33-92548, which was filed with the Securities and Exchange Commission, and which, as amended, was declared effective on June 12, 1995. We have also acted as special tax counsel in connection with the post-effective amendments to such registration statement, including Post-Effective Amendment No. Three to Registration Statement (the "Amendment"). Capitalized terms used hereunder but not defined have the meaning ascribed to them in such registration statement, as amended, including the Amendment (the "Registration Statement").

        In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including the Amendment, and our conclusions are based upon the facts contained in the Amendment. The initial and continuing accuracy of these facts constitutes an integral basis for the opinion expressed herein.

        In our opinion, the discussion contained in the Amendment in the subsection entitled "Federal Income Tax Considerations - State and Local Taxes" accurately summarizes the Texas franchise tax matters that are likely to be material to a holder of common shares of Crescent Equities. The foregoing opinion is limited to the specific matter covered hereby and does not apply to any other matters discussed under the heading "Federal Income Tax Considerations." This opinion is based upon existing State of Texas statutes and regulations and positions of the Texas State Comptroller of Public Accounts as of the date hereof, all of which are subject to change, both retroactively or prospectively.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Registration
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Crescent Real Estate Equities Company
April 4, 1997
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Statement under the caption "Federal Income Tax Considerations - State and
Local Taxes" and "Legal Matters". In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By: /s/ C. RONALD KALTEYER
                                            ----------------------------
                                                C. Ronald Kalteyer